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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             --------------------

                           The InterCept Group, Inc.
            (Exact name of Registrant as Specified in Its Charter)

                Georgia                                         58-2237359
(State of Incorporation or Organization)                    (I.R.S. Employer
                                                          Identification Number)

       3150 Holcomb Bridge Road
              Suite 200
           Norcross, Georgia                                       30071
(Address of Principal Executive Offices)                        (Zip Code)

If this form relates to the registration  If this form relates to the
of a class of securities pursuant to      registration of a class of securities
Section 12(b) of the Exchange Act         pursuant to Section 12(g) of the
and is effective pursuant to General      Exchange Act and is effective
Instruction A.(c), please check the       pursuant to General Instruction A.(d),
following box. [_]                        please check the following box. [X]

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                     Name of Each Exchange on
            Be so Registered                Which Each Class is to be Registered
            ----------------                ------------------------------------

                 None

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, no par value per share
                     ------------------------------------
                               (Title of Class)
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Item 1. Description of Registrant's Securities to be Registered.

        For information with respect to the Registrant's common stock, no par value per share, see the information under the captions "Description of Capital Stock" and "Dividend Policy" contained in the Registrant's prospectus filed pursuant to Rule 424(b) and deemed a part of the Registrant's Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (File No. 333-47197)(the "Form S-1"). The prospectus is deemed to be incorporated herein by reference.

Item 2. Exhibits.

        The following exhibits are filed as a part of this Registration
Statement:

Exhibit No.    Description
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     1         Amended and Restated Articles of Incorporation of the Registrant
               (incorporated by reference to Exhibit 3.1 to the Form S-1)

     2 Bylaws (Amended and Restated) of the Registrant (incorporated by reference to Exhibit 3.2 to the Form S-1)

     3.        Specimen Common Stock Certificate (incorporated by reference to
               Exhibit 4.2 to the Form S-1).

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        THE INTERCEPT GROUP, INC.

                                        /s/ John W. Collins
                                        -------------------------
                                        John W. Collins
                                        Chief Executive Officer

Date: March 23, 1999